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                                                                    EXHIBIT 99.4

                          EL PASO NATURAL GAS COMPANY

                           TENDER OF ALL OUTSTANDING
                         8 3/8% NOTES DUE JUNE 15, 2032

                                IN EXCHANGE FOR

                         8 3/8% NOTES DUE JUNE 15, 2032
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

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        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
        ON             , 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

 TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M.,
                  NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To Registered Holders and Depository Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by El Paso Natural Gas Company, a Delaware corporation ("El Paso Natural Gas"), to exchange its 8 3/8% Notes due June 15, 2032 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of El Paso Natural Gas' issued and outstanding 8 3/8% Notes due June 15, 2032 (the "Old Notes") upon the terms and
subject to the conditions set forth in the prospectus, dated        , 2002 (the
"Prospectus"), and the related Letter of Transmittal (which together constitute the "exchange offer").

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated        , 2002;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 and related Guidelines);

          3. Notice of Guaranteed Delivery;

          4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee;

          5. Letter that may be sent from your clients to you with such clients' instruction with regard to the exchange offer (included in item 4. above); and

          6. Letter to the holders of Old Notes.

     We urge you to contact your clients promptly. Please note that the exchange offer will expire on the Expiration Date unless extended. The exchange offer is not conditioned upon any minimum number of Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to El Paso Natural Gas that:

     - the New Notes acquired in exchange for Old Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes;

     - the holder is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act;
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     - neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of El Paso Natural Gas or a broker-dealer tendering Old Notes acquired directly from El Paso Natural Gas; and

     - if the holder is not a broker-dealer, that the holder is not engaged in and does not intend to engage in the distribution of the New Notes.

     If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Old Notes.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     El Paso Natural Gas will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Old Notes pursuant to the exchange offer. El Paso Natural Gas will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed materials may be obtained from the exchange agent by calling Deutsche Bank Trust Company Americas at 1 (800) 735-7777.

                                          Very truly yours,

                                          EL PASO NATURAL GAS COMPANY

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